Exhibit 10.4

FORM OF EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (the “Agreement”) is entered into as of                   by and between Lashou Group Inc., a company incorporated and existing under the laws of the Cayman Islands (the “Company”) and              , an individual (the “Executive”). The term “Company” as used herein with respect to all obligations of the Executive hereunder shall be deemed to include the Company and all of its direct or indirect parent companies, subsidiaries, affiliates, consolidated variable interest entities controlled by the Company and their subsidiaries (collectively, the “Group”).

RECITALS

A.            The Company desires to employ the Executive and to assure itself of the services of the Executive during the term of Employment (as defined below).

B.            The Executive desires to be employed by the Company during the term of Employment and under the terms and conditions of this Agreement.

AGREEMENT

The parties hereto agree as follows:

1.             POSITION

The Executive hereby accepts a position of                                   (the “Employment”) of the Company.

2.             TERM

Subject to the terms and conditions of this Agreement, the initial term of the Employment shall be four years, commencing on                                   (the “Effective Date”), until                                   , unless terminated earlier pursuant to the terms of this Agreement. Upon expiration of the initial four-year term, the Employment shall be automatically extended for successive one-year terms unless either party gives the other party hereto a 30-day prior written notice to terminate the Employment prior to the expiration of such one-year term or unless terminated earlier pursuant to the terms of this Agreement.

3.             PROBATION*

Three months, commencing on the Effective Date.

4.             DUTIES AND RESPONSIBILITIES

The Executive’s duties at the Company will include all jobs [customarily carried out by a and as assigned by the Board of Directors of the Company (the “Board”)]/[assigned by the Board of Directors of the Company (the “Board”), or if authorized by the Board, by the Company’s Chief Executive Officer.]

The Executive shall devote all of his working time, attention and skills to the performance of his duties at the Company and shall faithfully and diligently serve the Company in accordance with this Agreement, the Memorandum and Articles of Association of the Company (the “Articles of

Association”), and the guidelines, policies and procedures of the Company approved from time to time by the Board.

The Executive shall use his best efforts to perform his duties hereunder. The Executive shall not, without the prior written consent of the Board, become an employee or consultant of, or have any interest in, any entity that directly or indirectly competes with that carried on by the Group (a “Competitor”), provided that nothing in this clause shall preclude the Executive from holding up to five percent (5%) of shares or other securities of any Competitor that is listed on any securities exchange or recognized securities market anywhere, provided however, that the Executive shall notify the Company in writing prior to his obtaining a proposed interest in such shares or securities in a timely manner and with such details and particulars as the Company may reasonably require. The Company permits the Executive to perform duty as the independent directors of unlisted/listed companies that is not a Competitor; provided that it will not exceed two such positions and would not impact the Executive’s duty in the Company. u

5.             NO BREACH OF CONTRACT

The Executive hereby represents to the Company that: (i) the execution and delivery of this Agreement by the Executive and the performance by the Executive of the Executive’s duties hereunder shall not constitute a breach of, or otherwise contravene, the terms of any other agreement or policy to which the Executive is a party or otherwise bound, except for agreements that are required to be entered into by and between the Executive and any member of the Group pursuant to applicable law of the jurisdiction where the Executive is based, if any; (ii) that the Executive has no information (including, without limitation, confidential information and trade secrets) relating to any other person or entity which would prevent, or be violated by, the Executive entering into this Agreement or carrying out his duties hereunder; (iii) that the Executive is not bound by any confidentiality, trade secret or similar agreement (other than this) with any other person or entity except for other member(s) of the Group, as the case may be.

6.             LOCATION

The Executive will be based in            and will travel to Beijing and Hong Kong Special Administrative Region of the PRC (“Hong Kong”). The Executive acknowledges that he may be required to travel from time to time in the course of performing his duties for the Company.

7.             COMPENSATION AND BENEFITS

(a)           Cash Compensation. The Executive’s cash compensation (inclusive of the statutory welfare reserves that the Company is required to set aside for the Executive under applicable law) shall be provided by the Company pursuant to Schedule A hereto, subject to annual review and adjustment by the Company or the compensation committee of the Board. The cash compensation may be paid by the Company, a subsidiary, an affiliate, a consolidated variable interest entity controlled by the Company or a combination thereof, as designated by the Company from time to time and agreed by the Executive, with such designation initially as set forth in Schedule A hereto. Any reduction in the basic salary should be mutually agreed by the Executive and the Company in writing.

(b)           Equity Incentives. To the extent the Company adopts and maintains a share incentive plan, the Executive will be eligible for participating in such plan pursuant to the terms thereof, and may be granted such number of options or restricted shares for such amount as shall be determined by the Board.

(c)           Benefits. The Executive is entitled to the benefits listed on Schedule A hereto and eligible for participation in any standard employee benefit plan of the Company that currently exists or may be adopted by the Company in the future, including, but not limited to, any retirement plan, life insurance plan, health insurance plan and travel/holiday plan.

8.             TERMINATION OF THE AGREEMENT

(a)           By the Company. The Company may terminate the Employment for cause, at any time, without notice or remuneration, if any of the following events has occurred, which remains uncured for thirty (30) days and causes material harm to the Company: (i) the Executive’s unauthorized use or disclosure of the Company’s confidential information or trade secrets, (ii) the Executive’s material breach of any agreement between the Executive and the Company, (iii) the Executive’s failure to comply in material aspects with the Company’s written policies or rules, (iv) the Executive’s gross negligence or willful misconduct, (v) the Executive’s continuing failure to perform assigned duties after receiving written notification of the failure from the Company’s Board or (vi) the Executive’s failure to cooperate in good faith with a governmental or internal investigation of the Company or its directors, officers or employees, if the Company has requested the Executive’s cooperation. [The Company may terminate the Employment without cause, at any time, upon 30-day prior written notice or by payment of 30-day base salary in lieu of notice.]*

(b)           By the Executive. The Executive may terminate the Employment at any time with a 30-day prior written notice to the Company. In addition, the Executive may resign prior to the expiration of the Agreement if such resignation or an alternative arrangement with respect to the Employment is approved by the Board.

(c)           [Termination upon Change in Control. In the event of a Change in Control, the Executive may, at his election, terminate his employment without further notice three (3) months after the occurrence of such Change in Control, unless such period is extended by a written agreement between the Company and the Executive. For the purpose of this Agreement, “Change in Control” means: (i) an amalgamation, arrangement, consolidation or scheme of arrangements (A) in which the Company or its Parent is not the surviving entity, except for any such transaction the principal purpose of which is to change the jurisdiction in which the Company or the Parent is incorporated, or (B) following which the holders of the voting power of the Company or the Parent, as applicable, do not continue to hold more than fifty percent (50%) of the combined voting power of the voting securities of the surviving entity in substantially the same proportions; (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company or its Subsidiaries, (iii) the completion of a voluntary or insolvent liquidation, dissolution or winding up of the Company, (iv) the direct or indirect acquisition by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities possessing at least thirty percent (30%) of the total combined voting power of the Company’s outstanding securities, unless such acquisition is approved by the Board, (v) subsequent to an IPO, delisting of the Shares of the Company from the stock exchange where such Shares had been publicly traded, or (vi) the individuals who are members of the Board as of the date of the IPO (the “Incumbent Board”) cease for any reason to constitute at least fifty percent (50%) of the Board (“Change of Board”); provided that, if the election, or nomination for election, by the Company’s shareholders of any new member of the Board is approved by the Incumbent Board pursuant to the then effective Memorandum and Articles of Association of the Company, such new member of the Board shall be considered a member of the Incumbent Board, unless such Change of Board is a result of a transfer or a series of transfers of shares or other securities of the Company that constitute more than twenty percent (20%) of the combined voting power of the Company, through a combination of private placements, block trades or otherwise. As used herein, “IPO” shall mean the first sale of Shares to the general public upon the closing of an underwritten public offering pursuant to an effective registration statement filed under the Securities Act or pursuant to a valid qualification or filing under the Applicable Laws of another jurisdiction under which such securities will be listed on an internationally-recognized stock exchange.]*

(d)           Notice of Termination. Any termination of the Executive’s employment under this Agreement shall be communicated by written notice of termination from the terminating party to the other party. The notice of termination shall indicate the specific provision(s) of this Agreement relied upon in effecting the termination.

9.             CONFIDENTIALITY AND INVENTIONS

The Executive agrees to execute the Confidential Information and Invention Assignment Agreement, in the form substantially the same as Exhibit A attached hereto, with the Company.

10.          WITHHOLDING TAXES

Notwithstanding anything else herein to the contrary, the Company may withhold (or cause there to be withheld, as the case may be) from any amounts otherwise due or payable under or pursuant to this Agreement such national, provincial, local or any other income, employment, or other taxes as may be required to be withheld pursuant to any applicable law or regulation.

11.          NOTIFICATION OF NEW EMPLOYER

In the event that the Executive leaves the employ of the Company, the Executive hereby grants consent to notification by the Company to his new employer about his rights and obligations under this Agreement.

12.          ASSIGNMENT

This Agreement is personal in its nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided, however, that (i) the Company may assign or transfer this Agreement or any rights or obligations hereunder to any member of the Group without such consent, and (ii) in the event of a merger, consolidation, or transfer or sale of all or substantially all of the assets of the Company with or to any other individual(s) or entity, this Agreement shall, subject to the provisions hereof, be binding upon and inure to the benefit of such successor and such successor shall discharge and perform all the promises, covenants, duties, and obligations of the Company hereunder.

13.          SEVERABILITY

If any provision of this Agreement or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of this Agreement which can be given effect without the invalid provisions or applications and to this end the provisions of this Agreement are declared to be severable.

14.          ENTIRE AGREEMENT

This Agreement constitutes the entire agreement and understanding between the Executive and the Company regarding the terms of the Employment and supersedes all prior or contemporaneous oral or written agreements concerning such subject matter, other than any such agreement under any employment agreement entered into with a subsidiary of the Company at the request of the Company to the extent such agreement does not conflict with any of the provisions herein. The Executive acknowledges that he has not entered into this Agreement in reliance upon any representation, warranty or undertaking which is not set forth in this Agreement. Any amendment to this Agreement must be in writing and signed by the Executive and the Company.

15.          REPRESENTATIONS

The Executive hereby agrees to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. The Executive hereby represents that the Executive’s performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by the Executive in confidence or in trust prior to his employment by the Company. The Executive has not entered into, and hereby agrees that he will not enter into, any oral or written agreement in conflict with this Section 15. The Executive represents that the Executive will consult his own consultants for tax advice and is not relying on the Company for any tax advice with respect to this Agreement or any provisions hereunder.

16.          GOVERNING LAW

This Agreement shall be governed by and construed under the laws of the State of New York, without regard to principles of conflict of laws thereunder.

17.          ARBITRATION

Any dispute arising out of, in connection with or relating to, this Agreement shall be resolved through arbitration pursuant to this Section 20. The arbitration shall be conducted in Shanghai under the auspices of the China International Economic and Trade Arbitration Commission Shanghai (the “CIETAC”) in accordance with the Arbitration Rules of CIETAC in effect at the time of the arbitration. There shall be one arbitrator. The award of the arbitration tribunal shall be final and binding upon the disputing parties, and any party may apply to a court of competent jurisdiction for enforcement of such award.

18.          AMENDMENT

This Agreement may not be amended, modified or changed (in whole or in part), except by a formal, definitive written agreement expressly referring to this Agreement, which agreement is executed by both of the parties hereto.

19.          WAIVER

Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

20.          NOTICES

All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given and made if (i) delivered by hand, (ii) otherwise delivered against receipt therefor, or (iii) sent by a recognized courier with next-day or second-day delivery to the last known address of the other party.

21.          COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories. Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.

22.          NO INTERPRETATION AGAINST DRAFTER

Each party recognizes that this Agreement is a legally binding contract and acknowledges that such party has had the opportunity to consult with legal counsel of choice. In any construction of the terms of this Agreement, the same shall not be construed against either party on the basis of that party being the drafter of such terms. The Executive agrees and acknowledges that he has read and understands this Agreement, is entering into it freely and voluntarily, and has been advised to seek counsel prior to entering into this Agreement and has ample opportunity to do so.

[Remainder of this page intentionally has been left blank.]

* Not applicable to certain executive officer.

IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

Lashou Group Inc.

By:
Name:	Bo Wu
Title:	Director and Chief Executive Officer

Executive

Signature:
Name:

Exhibit A

Form of Confidential Information and Invention Assignment Agreement

As a condition of my employment with Lashou Group Inc. (the “Company” and, together with all of its direct or indirect parent companies, subsidiaries or subsidiaries of its parent companies, any of its consolidated variable interest entities, collectively referred to as the “Company Group”) and in consideration of my employment with the Company and my receipt of the compensation now and hereafter paid to me by the Company, I agree to the following. Capitalized terms used herein without definition shall have the meanings set forth in the Shareholders Agreement entered into by the Company and other parties thereto, as effective as of the date of my Employment Agreement.

(1)           CONFIDENTIAL INFORMATION.

(a) Company Information. I agree at all times during the term of my employment and after termination, to hold in the strictest confidence, and not to use, except for the benefit of the Company Group, or to disclose to any person, corporation or other entity without written consent of the Company, any Confidential Information. I understand that “Confidential Information” means any proprietary or confidential information of the Company Group, its affiliates, their clients, customers or their partners, and the Company Group’s licensors, including, without limitation, technical data, trade secrets, research and development information, product plans, services, customer lists and customers (including, but not limited to, customers of the Company Group on whom I called or with whom I became acquainted during the term of my employment), supplier lists and suppliers, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, personnel information, marketing, finances or other business information disclosed to me by or obtained by me from the Company Group, its affiliates, their clients, customers or their partners, and the Company Group’s licensors either directly or indirectly in writing, orally or by drawings or observation of parts or equipment.

(b) Company Property. I understand that all documents (including computer records, facsimile and e-mail) and materials created, received or transmitted in connection with my work or using the facilities of the Company Group are property of the Company Group and subject to inspection by the Company Group, at any time. Upon termination of my employment with the Company (or at any other time when requested by the Company), I will promptly deliver to the Company all documents and materials of any nature pertaining to my work with the Company and will provide written certification of my compliance with this Agreement. Under no circumstances will I have, following my termination, in my possession any property of the Company Group, or any documents or materials or copies thereof containing any Confidential Information. In the event of the termination of my employment, I agree to sign and deliver the “Termination Certification” attached hereto as Annex B.

(c) Former Employer Information. I agree that I will not, during my work with the Company, improperly use or disclose any trade secrets of any other person or entity or proprietary information of any former employer or other person or entity with which I have an agreement or duty to keep in confidence such information and that I will not bring onto the premises of the Company Group any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity. I agree to indemnify the Company Group and hold it harmless from all claims, liabilities, damages and expenses, including reasonable attorneys fees and costs for resolving disputes, arising out of or in connection with any violation or claimed violation of a third party’s rights resulting from any use by the Company Group of such proprietary information or trade secrets improperly used or disclosed by me.

(d) Third Party Information. I recognize that the Company Group has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company Group’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out my work for the Company consistent with the Company Group’s agreement with such third party.

(2)           INVENTIONS.

(a) Inventions Retained and Licensed. I have attached hereto, as Annex A, a list describing all inventions, original works of authorship, developments, improvements, trade secrets, and IC lay out designs/mask works which were made by me prior to my employment with the Company which belong to me, which relate to the Company Group’s proposed or current business, products or research and development, and which are not assigned to any member of the Company Group hereunder (collectively referred to as “Prior Inventions”); or, if no such list is attached, I represent that there are no such Prior Inventions. I agree that I will not incorporate any Prior Inventions into any products, processes or machines of the Company Group; provided, however, that if in the course of my employment with the Company, I incorporate into a product, process or machine of the Company Group a Prior Invention owned by me or in which I have an interest, I represent that I have all necessary rights, powers and authorization to use such Prior Invention in the manner it is used and such use will not infringe any right of any company, entity or person and, in such a circumstance, each member of the Company Group is hereby granted and shall have a nonexclusive, royalty-free, sublicensable, transferable, irrevocable, perpetual, worldwide license to make, have made, modify, use, sell and otherwise exploit such Prior Invention as part of or in connection with such product, process or machine. I agree to indemnify the Company Group and hold it harmless from all claims, liabilities, damages and expenses, including reasonable attorneys fees and costs for resolving disputes, arising out of or in connection with any violation or claimed violation of a third party’s rights resulting from any use, sublicensing, modification, transfer, or sale by the Company Group of such a Prior Invention.

(b) Assignment of Inventions. I agree that I will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all my right, title, and interest in and to any and all inventions, designs, original works of authorship, processes, formulas, computer software programs, databases, mask works, developments, concepts, improvements or trade secrets, whether or not patentable or registrable under patent, copyright, circuit layout design or similar laws in United States or anywhere else in the world, which I may solely or jointly conceive or develop or reduce to practice or cause to be conceived or developed or reduced to practice, during the period of time I am in the employ of the Company (whether or not during business hours) that are either related to the scope of my employment with the Company or make use, in any manner, of the resources of the Company Group (collectively referred to as “Inventions”). I acknowledge that the Company shall be the sole owner of all rights, title and interest in the Inventions created hereunder. In the event the foregoing assignment of Inventions to the Company is ineffective for any reason, each member of the Company Group is hereby granted and shall have a royalty-free, sublicensable, transferable, irrevocable, perpetual, worldwide license to make, have made, modify, use, sell and otherwise exploit such Inventions as part of or in connection with any product, process or machine. I also hereby forever waive and agree never to assert any and all rights I may have in or with respect to any Inventions even after termination of my employment with the Company. I further acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of and during the period of my employment with the Company and which are protectible by copyright are, to the extent permitted by applicable law, “works made for hire,” as that term is defined in the United States Copyright Act.

(c) Maintenance of Records. I agree to keep and maintain adequate and current written records of all Inventions. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. The records will be available to and remain the sole property of the Company at all times.

(d) Patent and Copyright Registrations. I agree to assist the Company, or its respective designees, at the expense of the Company, in every proper way to secure the Company’s rights in the Inventions in any and all countries, to further evidence, record and perfect any grant or assignment by me of the Inventions hereunder and to perfect, obtain, maintain, enforce and defend any rights so granted or assigned, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns and nominees the sole and exclusive rights, title and interest in and to such Inventions. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of this Agreement. If the Company is unable because of my mental or physical incapacity or for any other reason to secure my signature to apply for or to pursue any application for any patents or copyright registrations covering Inventions or original works of authorship assigned to the Company as set forth above, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by me.

(3)           CONFLICTING EMPLOYMENT. I agree that, during the term of my employment with the Company, I will not engage in any other employment, occupation, consulting or other business activity related to the business in which the Company Group is now involved or becomes involved during the term of my employment, nor will I engage in any other activities that conflict with my obligations to the Company without the prior written consent of the Company.

(4)           NON-COMPETITION AND NON-SOLICITATION

(a) I (x) shall devote my full time and attention to the business of the Group Companies and will use my best efforts to develop the business and interests of the Group Companies until the first anniversary of the date of the completion of the Qualified IPO (unless my earlier resignation is approved by the Requisite Preferred Holders, and (y) so long as I am a director, officer, employee or a direct or indirect holder of Equity Securities, of a Group Company and for a period of one (1) year (hereinafter referred to as the “Non-competition Term”) after I am no longer a director, officer, employee or a direct or indirect holder of Equity Securities of a Group Company, shall not, and shall cause my Affiliate or Associate not to, directly or indirectly, (i) own, manage, engage in, operate, control, work for, consult with, render services for, do business with, maintain any interest in (proprietary, financial or otherwise) or participate in the ownership, management, operation or control of, any business, whether in corporate, proprietorship or partnership form or otherwise, that is related to the business of any Group Company or otherwise competes with the Group Companies (a “Restricted Business”); (provided, however, that the restrictions contained in this clause (i) shall not restrict the acquisition by me, directly or indirectly, of less than 5% of the outstanding share capital of any publicly traded company engaged in a Restricted Business), (ii) solicit any person who is or has been at any time a customer of the Group Company for the purpose of offering to such customer goods or services similar to or competing with those offered by any Group Company, or canvass or solicit any Person who is or has been at any time a supplier or licensor or customer of any Group Company for the purpose of inducing any such Person to terminate its business relationship with such Group Company, or (iii) solicit or entice away or endeavour to solicit or entice away any director, officer, consultant or employee of any Group Company. I expressly agree that the limitations set forth in this section are reasonably tailored and reasonably necessary in light of the circumstances. Furthermore, if any provision of this section is more restrictive than permitted by the laws of any jurisdiction in which a party seeks enforcement thereof, then this section will be enforced to the greatest extent permitted by law. Each of the undertakings contained in this section shall be enforceable by each Group Company and independently of the right of the other Group Companies.

(b) I acknowledge that I will derive significant value from the Company’s agreement to provide me with that Confidential Information of the Company Group to enable me to optimize the performance of my duties for the Company. I further acknowledge that my fulfillment of the obligations contained in this Agreement, including, but not limited to, my obligation neither to disclose nor to use the Confidential Information of the Company Group other than for the Company Group’s exclusive benefit and my obligation not to compete contained in subsection (a) above, is necessary to protect the Confidential Information of the Company Group and, consequently, to preserve the value and goodwill of the Company Group. I further acknowledge the time and scope limitations of my obligations under subsection (a) above are reasonable, especially in light of the Company Group’s desire to protect their Confidential Information, and that I will not be precluded from gainful employment if I am obligated not to compete with the Company Group during the period as described above.

(c) The covenants contained in subsection (a) above shall be construed as a series of separate covenants, one for each city, county and state of any geographic area. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in subsection (a) above. If, in any arbitration proceeding, the arbitration panel refuses to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. In the event the provisions of subsection (a) above are deemed to exceed the time, geographic or scope limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, then permitted by such law.

(5)           NOTIFICATION OF NEW EMPLOYER. In the event that I leave the employ of the Company, I hereby grant consent to notification by the Company to my new employer about my rights and obligations under this Agreement.

(6)           REPRESENTATIONS. I agree to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any oral or written agreement in conflict herewith.

(7)           ARBITRATION AND EQUITABLE RELIEF.

(a) Arbitration. I AGREE THAT ANY DISPUTE OR CONTROVERSY ARISING OUT OF, RELATING TO, OR CONCERNING ANY INTERPRETATION, CONSTRUCTION, PERFORMANCE OR BREACH OF THIS AGREEMENT, SHALL BE SUBMITTED TO THE CHINA INTERNATIONAL ECONOMIC AND TRADE ARBITRATION COMMISSION (“CIETAC”) FOR ARBITRATION. THE ARBITRATION SHALL BE CONDUCTED IN SHANGHAI IN ACCORDANCE WITH THE THEN APPLICABLE ARBITRATION RULES OF CIETAC. IF PERMITTED BY CIETAC, THERE SHALL BE THREE (3) ARBITRATORS. ONE ARBITRATOR SHALL BE SELECTED BY THE COMPANY; ONE ARBITRATOR SHALL BE SELECTED BY ME; AND THE THIRD ARBITRATOR EITHER SHALL BE ASSIGNED BY CIETAC OR BE MUTUALLY SELECTED BY THE COMPANY AND ME. THE ARBITRATOR(S) MAY GRANT

INJUNCTIONS OR OTHER RELIEF IN SUCH DISPUTE OR CONTROVERSY. THE ARBITRATION AWARD SHALL BE FINAL, CONCLUSIVE AND BINDING ON THE PARTIES TO THE ARBITRATION. JUDGMENT MAY BE ENTERED ON THE ARBITRATION AWARD IN ANY COURT HAVING JURISDICTION. THE COMPANY AND I SHALL EACH PAY ONE-HALF OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH OF US SHALL SEPARATELY PAY OUR COUNSEL FEES AND EXPENSES.

(b) Equitable Relief. I agree that it would be impossible or inadequate to measure and calculate the Company’s damages from any breach of the covenants set forth herein. Accordingly, notwithstanding Section 7(a) above, I agree that if I breach (or threaten a breach of) this Agreement, the Company will have available (to the extent allowed by applicable law), in addition to any other right or remedy available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement.

(8)           GENERAL PROVISIONS.

(a) Terms and Conditions of Employment. I acknowledge that the terms and conditions of my employment with the Company are provided for in a separate employment agreement between me and the Company and no provision of this Agreement shall be construed as conferring upon me a right to be an employee of the Company.

(b) Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York, without regard to principles of conflict of laws thereunder.

(c) Entire Agreement. This Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and merges and supersedes all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

(d) Waiver and Severability. The waiver of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach. If any provision of this Agreement is held to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way.

(e) Successors and Assigns. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company Group, its successors, and its assigns. The Company may assign its rights and obligations under this Agreement to a third party.

(f) Application of this Agreement. I hereby agree that my obligations set forth in Sections 1 and 2 under this Agreement and the definitions of “Confidential Information” and “Inventions” contained therein shall be equally applicable to any work performed by me, and any Confidential Information and Inventions relating thereto, for the Company prior to the execution of this Agreement.

The Confidential Information and Invention Assignment Agreement is made effective as of the date on which I began my employment with Lashou Group Inc.

Annex A

LIST OF PRIOR INVENTIONS

Identifying Number
Title	Date	or Brief Description

        No inventions or improvements

        Additional Sheets Attached

Signature of Employee:

Print Name of Employee:

Date:

Annex B

Lashou Group Inc.

TERMINATION CERTIFICATION

This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to Lashou Group Inc. (the “Company”), its subsidiaries, parent companies, affiliates, successors or assigns (together, the “Company Group”).

I further certify that I have complied with all the terms of the Company’s Confidential Information and Invention Assignment Agreement signed by me, including the reporting of any inventions and original works of authorship (as defined therein), conceived or made by me (solely or jointly with others) covered by that agreement.

I further agree that, in compliance with the Confidential Information and Invention Assignment Agreement, I will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, databases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company Group, its affiliates or any of their employees, clients, consultants or licensees.

I further agree that for twelve (12) months from this date, I will not hire any employees of the Company Group and I will not solicit, induce, recruit or encourage any of the Company Group’s employees to leave their employment.

Date:

(Employee’s Signature)

(Type/Print Employee’s Name)

Schedule A

Cash Compensation

	Amount	Pay Period
Base Salary	per annum	Payable in 12 equal monthly installments for each calendar year

Bonus	To be determined by the Board or the Compensation Committee	At least once per year, as applicable

Other Benefits

(a) The Executive may arrange for personal or business travels outside of China for consecutively one month every five (5) years, or such longer period or frequency for tax planning purposes to be negotiated and agreed by the Company and the Executive in good faith.

(b) In addition to any other benefits herein, the Executive shall be entitled to vacation for twenty (20) working days per calendar year.

(c) The Company shall pay or reimburse the Executive for fees associated with the appropriate annual visas for the Executive and the Executive’s family members.